Exhibit 99.1

News Release

FIRST FINANCIAL CORPORATION

One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

First Financial Corporation Reports 2025 Results

Terre Haute, Indiana, February 3, 2026 – First Financial Corporation (NASDAQ:THFF) today announced results for the fourth quarter of 2025.

●	Net income was $21.5 million compared to $16.2 million reported for the same period of 2024;
●	Diluted net income per common share of $1.81 compared to $1.37 for the same period of 2024;
●	Return on average assets was 1.52% compared to 1.18% for the three months ended December 31, 2024;
●	Provision for credit losses was $2.4 million compared to provision of $2.0 million for the fourth quarter 2024; and
●	Pre-tax, pre-provision net income was $29.4 million compared to $22.3 million for the same period in 2024.[1]

The Corporation further reported results for the year ended December 31, 2025:

●	Net income was $79.2 million compared to $47.3 million reported for the same period of 2024;
●	Diluted net income per common share of $6.68 compared to $4.00 for the same period of 2024;
●	Return on average assets was 1.42% compared to 0.92% for the twelve months ended December 31, 2024;
●	Provision for credit losses was $8.2 million compared to provision of $16.2 million for the twelve months ended December 31, 2024; and
●	Pre-tax, pre-provision net income was $107.7 million compared to $73.4 million for the same period in 2024.[1]

1 Non-GAAP financial measure that Management believes is useful for investors and management to understand pre-tax profitability before giving effect to credit loss expense and to provide additional perspective on the Corporation’s performance over time as well as comparison to the Corporation’s peers and evaluating the financial results of the Corporation – please refer to the Non GAAP reconciliations contained in this release.

Average Total Loans

Average total loans for the fourth quarter of 2025 were $3.97 billion versus $3.79 billion for the comparable period in 2024, an increase of $183 million or 4.84%. On a linked quarter basis, average loans increased $45 million or 1.15% from $3.93 billion as of September 30, 2025.

Total Loans Outstanding

Total loans outstanding as of December 31, 2025, were $4.06 billion compared to $3.84 billion as of December 31, 2024, an increase of $218 million or 5.69%. On a linked quarter basis, total loans increased $87.9 million or 2.22% from $3.97 billion as of September 30, 2025. Organic growth was primarily driven by increases in Commercial Construction and Development, Commercial Real Estate, and Consumer Auto loans.

Norman D. Lowery, President and Chief Executive Officer, commented “We are pleased with our fourth quarter and full year 2025 performance, marking the ninth consecutive quarter of loan growth and surpassing $4 billion in loans for the first time. Additionally, we achieved another record in net interest income and record net income for 2025. We have good momentum as we enter 2026, our capital remains strong and we believe we are well positioned for the current market environment.”

Average Total Deposits

Average total deposits for the quarter ended December 31, 2025, were $4.64 billion versus $4.76 billion as of December 31, 2024, a decrease of $116 million, or 2.44%. On a linked quarter basis, average deposits increased $50 million or 1.08% from $4.59 billion as of September 30, 2025.

Total Deposits

Total deposits were $4.55 billion as of December 31, 2025, compared to $4.72 billion as of December 31, 2024. On a linked quarter basis, total deposits decreased $64.2 million or 1.39% from $4.62 billion as of September 30, 2025. Non-interest bearing deposits were $916.5 million, and time deposits were $704.0 million as of December 31, 2025, compared to $859.0 million and $749.4 million, respectively for the same period of 2024.

Shareholders’ Equity

Shareholders’ equity at December 31, 2025, was $650.9 million compared to $549.0 million on December 31, 2024. During the last twelve months, the Corporation has not repurchased any shares of its common stock. 518,860 shares remain available for repurchase under the current repurchase authorization. The Corporation paid a $0.51 per share quarterly dividend in October and declared a $0.56 quarterly dividend, which was paid on January 15, 2026.

Book Value Per Share

Book Value per share was $54.78 as of December 31, 2025, compared to $46.36 as of December 31, 2024, an increase of $8.42 per share, or 18.17%. Tangible Book Value per share was $45.15 as of December 31, 2025, compared to $36.10 as of December 31, 2024, an increase of $9.05 per share or 25.07%.

Tangible Common Equity to Tangible Asset Ratio

The Corporation’s tangible common equity to tangible asset ratio was 9.51% at December 31, 2025, compared to 7.86% at December 31, 2024.

Net Interest Income

Net interest income for the fourth quarter of 2025 was a record $60.6 million, compared to $49.6 million reported for the same period of 2024, an increase of $11.0 million, or 22.2%. Interest income increased $8.9 million and interest expense decreased $2.2 million year over year. The quarter included $4.6 million interest recovery and fees on non-accrual from the resolution of an impaired credit acquired in a merger in 2019.

Net Interest Margin

The net interest margin for the quarter ended December 31, 2025, was 4.66% compared to the 3.94% reported at December 31, 2024.

Nonperforming Loans

Nonperforming loans as of December 31, 2025, were $14.8 million versus $13.3 million as of December 31, 2024. The ratio of nonperforming loans to total loans and leases was 0.36% as of December 31, 2025, versus 0.35% as of December 31, 2024. On a linked quarter basis, nonperforming loans were $19.3 million, and the ratio of nonperforming loans to total loans and leases was 0.49% as of September 30, 2025.

Credit Loss Provision

The provision for credit losses for the three months ended December 31, 2025, was $2.4 million, compared to $2.0 million for the same period 2024.

Net Charge-Offs

In the fourth quarter of 2025 net charge-offs were $1.8 million compared to $1.4 million in the same period of 2024.

Allowance for Credit Losses

The Corporation’s allowance for credit losses as of December 31, 2025, was $48.0 million compared to $46.7 million as of December 31, 2024. The allowance for credit losses as a percent of total loans was 1.18% as of December 31, 2025, compared to 1.22% as of December 31, 2024. On a linked quarter basis, the allowance for credit losses as a percent of total loans decreased two basis points from 1.20% as of September 30, 2025.

Non-Interest Income

Non-interest income for the three months ended December 31, 2025 and 2024 was $9.9 million and $12.2 million, respectively. The quarter included $4.6 million of losses associated with an investment portfolio restructuring in which $80 million of securities were sold and reinvested at an approximately two percent higher yield. There was also a $2.4 million accrual adjustment with the Corporation’s transition to paid time-off from the existing vacation and sick time accruals.

Non-Interest Expense

Non-interest expense for the three months ended December 31, 2025, was $41.8 million compared to $39.8 million in 2024. The quarter included $1.4 million of expenses related to the pending acquisition of CedarStone Financial announced on November 6, 2025, and an additional $1.3 million of one-time expenses.

Efficiency Ratio

The Corporation’s efficiency ratio was 58.17% for the quarter ending December 31, 2025, versus 62.98% for the same period in 2024.

Income Taxes

Income tax expense for the three months ended December 31, 2025, was $4.9 million versus $3.8 million for the same period in 2024. The effective tax rate for 2025 was 19.76% compared to 17.28% for 2024.

About First Financial Corporation

First Financial Corporation (NASDAQ:THFF) is the holding company for First Financial Bank N.A., which is the fifth oldest national bank in the United States, operating 79 banking centers in Illinois, Indiana, Kentucky, Tennessee, and Georgia. Additional information is available at www.first-online.bank.

Investor Contact:

Rodger A. McHargue

Chief Financial Officer

P: 812-238-6334

E: rmchargue@first-online.com

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
END OF PERIOD BALANCES
Assets	$5,756,126	$5,669,686	$5,560,348	$5,756,126	$5,560,348
Deposits	$4,551,111	$4,615,305	$4,718,914	$4,551,111	$4,718,914
Loans, including net deferred loan costs	$4,055,303	$3,967,401	$3,837,141	$4,055,303	$3,837,141
Allowance for Credit Losses	$47,995	$47,411	$46,732	$47,995	$46,732
Total Equity	$649,725	$622,218	$549,041	$649,725	$549,041
Tangible Common Equity (a)	$535,262	$506,604	$427,470	$535,262	$427,470

AVERAGE BALANCES
Total Assets	$5,654,790	$5,593,870	$5,516,036	$5,571,663	$5,154,320
Earning Assets	$5,334,253	$5,270,173	$5,196,352	$5,253,031	$4,871,293
Investments	$1,258,077	$1,248,519	$1,311,415	$1,254,276	$1,310,263
Loans	$3,973,985	$3,928,817	$3,790,515	$3,905,450	$3,468,534
Total Deposits	$4,641,267	$4,591,531	$4,757,438	$4,633,683	$4,405,679
Interest-Bearing Deposits	$3,790,653	$3,783,393	$3,925,740	$3,813,717	$3,767,259
Interest-Bearing Liabilities	$326,493	$359,579	$134,553	$304,146	$166,377
Total Equity	$640,172	$601,034	$556,330	$595,559	$535,963

INCOME STATEMENT DATA
Net Interest Income	$60,619	$54,603	$49,602	$219,868	$174,986
Net Interest Income Fully Tax Equivalent (b)	$62,003	$56,033	$50,985	$225,500	$180,586
Provision for Credit Losses	$2,350	$1,950	$2,000	$8,200	$16,166
Non-interest Income	$9,931	$11,149	$12,213	$41,972	$42,772
Non-interest Expense	$41,843	$38,048	$39,801	$154,926	$144,438
Net Income	$21,454	$20,762	$16,241	$79,208	$47,275

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$1.81	$1.75	$1.37	$6.68	$4.00
Cash Dividends Declared Per Common Share	$0.56	$0.51	$0.51	$2.09	$1.86
Book Value Per Common Share	$54.78	$52.50	$46.36	$54.78	$46.36
Tangible Book Value Per Common Share (c)	$44.31	$40.96	$36.77	$45.15	$36.10
Basic Weighted Average Common Shares Outstanding	11,865	11,851	11,824	11,852	11,812

(a)Tangible common equity is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible common equity by excluding goodwill and other intangible assets from shareholder’s equity.
(b)Net interest income fully tax equivalent is a non-GAAP financial measure derived from GAAP-based amounts. We calculate net interest income fully tax equivalent by adding back the tax equivalent factor of tax exempt income to net interest income. We calculate the tax equivalent factor of tax exempt income by dividing tax exempt income by the net of tax rate of 75%.
(c)Tangible book value per common share is a non-GAAP financial measure derived from GAAP-based amounts. We calculate the factor by dividing average tangible common equity by average shares outstanding. We calculate average tangible common equity by excluding average intangible assets from average shareholder’s equity.

Key Ratios	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Return on average assets	1.52%	1.48%	1.18%	1.42%	0.92%
Return on average common shareholder's equity	13.41%	13.82%	11.68%	13.30%	8.82%
Efficiency ratio	58.17%	56.63%	62.98%	57.92%	64.67%
Average equity to average assets	11.32%	10.74%	10.09%	10.69%	10.40%
Net interest margin (a)	4.66%	4.25%	3.94%	4.29%	3.71%
Net charge-offs to average loans and leases	0.18%	0.17%	0.15%	0.18%	0.35%
Credit loss reserve to loans and leases	1.18%	1.20%	1.22%	1.18%	1.22%
Credit loss reserve to nonperforming loans	325.30%	246.14%	351.37%	325.30%	351.37%
Nonperforming loans to loans and leases	0.36%	0.49%	0.35%	0.36%	0.35%
Tier 1 leverage	11.25%	11.05%	10.38%	11.25%	10.38%
Risk-based capital - Tier 1	13.21%	13.12%	12.43%	13.21%	12.43%

(a)	Net interest margin is calculated on a tax equivalent basis.

Asset Quality	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Accruing loans and leases past due 30-89 days	$17,294	$14,388	$22,486	$17,294	$22,486
Accruing loans and leases past due 90 days or more	$1,083	$1,792	$1,821	$1,083	$1,821
Nonaccrual loans and leases	$13,671	$17,470	$11,479	$13,671	$11,479
Other real estate owned	$94	$138	$523	$94	$523
Nonperforming loans and other real estate owned	$14,848	$19,400	$13,823	$14,848	$13,823
Total nonperforming assets	$17,698	$22,243	$16,719	$17,698	$16,719
Gross charge-offs	$3,415	$3,226	$3,070	$12,810	$19,289
Recoveries	$1,649	$1,600	$1,633	$5,873	$7,082
Net charge-offs/(recoveries)	$1,766	$1,626	$1,437	$6,937	$12,207

Non-GAAP Reconciliations	Three Months Ended December 31,
	2025	2024
($in thousands, except EPS)
Income before Income Taxes	$26,357	$20,014
Provision for credit losses	2,350	2,000
Provision for unfunded commitments	700	300
Pre-tax, Pre-provision Income	$29,407	$22,314

Non-GAAP Reconciliations	Year Ended December 31,
	2025	2024
($ in thousands, except EPS)
Income before Income Taxes	$98,714	$57,154
Provision for credit losses	8,200	16,166
Provision for unfunded commitments	800	100
Pre-tax, Pre-provision Income	$107,714	$73,420

CONSOLIDATED BALANCE SHEETS

(Dollar amounts in thousands, except per share data)

	December 31,	December 31,
	2025	2024

	(unaudited)
ASSETS
Cash and due from banks	$130,369	$93,526
Federal funds sold	475	820
Securities available-for-sale	1,149,526	1,195,990
Loans:
Commercial	2,375,344	2,196,351
Residential	986,955	967,386
Consumer	688,135	668,058
	4,050,434	3,831,795
(Less) plus:
Net deferred loan costs	4,869	5,346
Allowance for credit losses	(47,995)	(46,732)
	4,007,308	3,790,409
Restricted stock	18,536	17,555
Accrued interest receivable	27,762	26,934
Premises and equipment, net	78,582	81,508
Bank-owned life insurance	131,286	128,766
Goodwill	98,229	100,026
Other intangible assets	16,234	21,545
Other real estate owned	94	523
Other assets	97,725	102,746
TOTAL ASSETS	$5,756,126	$5,560,348

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$916,473	$859,014
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	135,605	144,982
Other interest-bearing deposits	3,499,033	3,714,918
	4,551,111	4,718,914
Short-term borrowings	292,468	187,057
FHLB advances	188,208	28,120
Other liabilities	73,470	77,216
TOTAL LIABILITIES	5,105,257	5,011,307

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-16,190,157 in 2025 and 16,165,023 in 2024
Outstanding shares-11,880,759 in 2025 and 11,842,539 in 2024	2,021	2,018
Additional paid-in capital	147,442	145,927
Retained earnings	741,793	687,366
Accumulated other comprehensive income/(loss)	(86,681)	(132,285)
Less: Treasury shares at cost-4,309,398 in 2025 and 4,322,484 in 2024	(153,706)	(153,985)
TOTAL SHAREHOLDERS’ EQUITY	650,869	549,041
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,756,126	$5,560,348

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Dollar amounts in thousands, except per share data)

	Year Ended
	December 31,
	2025	2024	2023

	(unaudited)
INTEREST INCOME:
Loans, including related fees	$267,795	$226,262	$189,641
Securities:
Taxable	23,822	24,237	24,643
Tax-exempt	10,650	10,533	10,573
Other	3,321	3,710	3,540
TOTAL INTEREST INCOME	305,588	264,742	228,397
INTEREST EXPENSE:
Deposits	72,433	81,071	51,694
Short-term borrowings	6,502	4,284	5,370
Other borrowings	6,785	4,401	4,071
TOTAL INTEREST EXPENSE	85,720	89,756	61,135
NET INTEREST INCOME	219,868	174,986	167,262
Provision for credit losses	8,200	16,166	7,295
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	211,668	158,820	159,967
NON-INTEREST INCOME:
Trust and financial services	5,777	5,468	5,155
Service charges and fees on deposit accounts	31,388	29,653	28,079
Other service charges and fees	1,097	999	801
Securities gains/(losses), net	(4,600)	103	(1)
Interchange income	755	655	676
Loan servicing fees	1,170	1,259	1,176
Gain on sales of mortgage loans	1,453	1,153	966
Other	4,932	3,482	5,850
TOTAL NON-INTEREST INCOME	41,972	42,772	42,702
NON-INTEREST EXPENSE:
Salaries and employee benefits	79,132	74,555	68,525
Occupancy expense	10,455	9,616	9,351
Equipment expense	19,000	17,612	14,020
FDIC Expense	2,845	2,788	2,907
Other	43,494	39,867	35,373
TOTAL NON-INTEREST EXPENSE	154,926	144,438	130,176
INCOME BEFORE INCOME TAXES	98,714	57,154	72,493
Provision for income taxes	19,506	9,879	11,821
NET INCOME	79,208	47,275	60,672
OTHER COMPREHENSIVE INCOME (LOSS)
Change in unrealized gains/(losses) on securities, net of reclassifications and taxes	44,449	(9,807)	10,896
Change in funded status of post retirement benefits, net of taxes	1,155	4,609	1,991
COMPREHENSIVE INCOME (LOSS)	$124,812	$42,077	$73,559
PER SHARE DATA
Basic and Diluted Earnings per Share	$6.68	$4.00	$5.08
Weighted average number of shares outstanding (in thousands)	11,852	11,812	11,937